DATE OF ISSUE | CERTIFICATE NUMBER | RUN/TFR. NO. | REGISTER | NUMBER OF SHARE(S)

金沙中國
Sands China Ltd.

SHARE CERTIFICATE

HONG KONG SHARE REGISTER

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID ORDINARY SHARE(S) OF NOMINAL VALUE OF US$0.01 PER SHARE AS DETAILED BELOW IN THE SHARE CAPITAL OF SANDS CHINA LTD. (THE "COMPANY") SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE OF ISSUE STATED ABOVE.

CODE:

NUMBER OF SHARE(S):

SANDS CHINA LTD.
金沙中國有限公司
(incorporated in the Cayman Islands with limited liability)

DIRECTOR

NO TRANSFER OF THE WHOLE OR ANY PORTION OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE.

DIRECTOR

HONG KONG SHARE REGISTRAR:
COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED,
SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE,
183 QUEEN'S ROAD EAST, WANCHAI, HONG KONG.

FORM OF TRANSFER 股份轉讓書

SANDS CHINA LTD.
金沙中國有限公司

SELLER'S BROKER 賣方經紀	BUYER'S BROKER 買方經紀	SELLER'S BROKER 賣方經紀	BUYER'S BROKER 買方經紀
1	2		
3	4	11	12
5	6	13	14
7	8	15	16
9	10	17	18

FOR THE CONSIDERATION stated on the right the "Registered Holder(s)" named overleaf (the "Transferor(s)") do/does hereby transfer to the "Transferee(s)" named below the share(s) represented by this certificate subject to the several conditions on which the said share(s) is/are now held by the Transferor(s), and the Transferee(s) do/does hereby agree to accept and hold the said share(s) subject to the conditions aforesaid.
股票"註冊持有人"（即轉讓人）現依據所釐訂之各條件，按右列之對價，將此股票內列出之股份轉讓與承讓人，承讓人並同意接納所釐訂之條件，承受此指定之股份。

Consideration 對價

TRANSFEREE(S) 承讓人

NOTE: (a) Name of Transferee in full i.e. surname, forenames or other names. 承讓人詳細姓名，包括姓氏，名字或別名。(b) Address in full 地址 (Joint shareholders should give address of the first named transferee only. 聯名股東只需填寫首名承讓人之地址)

NAME(S) IN ENGLISH (Surname first) in block capitals 英文姓名 (請先填寫姓氏) 請用正楷填寫	1)		NAME(S) IN CHINESE 中文姓名	1)
	2)			2)
	3)	4)		3) 4)
ADDRESS IN ENGLISH 英文地址 Bldg., Block, Room No. 大廈、座及室號			Existing shareholder 原有股東	yes 是 / no 否
Street, Estate, Floor No. 門牌編號、街道、樓數			Occupation 職業	
District, Town 區域或市鎮名稱		Country 國家	Tel. No. 電話號碼	
DIVIDEND INSTRUCTIONS (if any) 股息處理（如有者） Name of Bank 銀行名稱		ACCOUNT NUMBER 賬戶號碼		
Branch/Address 分行 / 地址				

見証人簽名
in the presence of
SIGNATURE
OF WITNESS...

Address 地址 ....

....

Occupation 職業 ....

見証人簽名
in the presence of
SIGNATURE
OF WITNESS...

Address 地址 ....

....

Occupation 職業 ....

SIGNED by the parties to this transfer on this date 雙方簽字日期

....

....
Signature(s) of transferor(s) (轉讓人簽名)

....
Signature(s) of transferee(s) (承讓人簽名)